Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2017, relating to the financial statements of ViewRay, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of ViewRay, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

April 21, 2017